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                                                                     EXHIBIT 5.1

                       [LETTERHEAD OF LATHAM & WATKINS]


                             ____________________

                              September 26, 2001


Southwest Water Company
225 North Barranca Avenue
Suite 200
West Covina, California  91791-1605

          Re:  Form S-3 Registration Statement; 300,000
               Shares of Common Stock, par value $.01 per share
               ------------------------------------------------

Ladies and Gentlemen:

          In connection with the registration of 300,000 shares of common stock of the Company, par value $.01 per share (the "Shares"), issuable pursuant to the Dividend Reinvestment and Stock Purchase Plan of Southwest Water Company (the "Plan"), under the Securities Act of 1933, as amended (the "Act"), by Southwest Water Company, a Delaware corporation (the "Company"), on Form S-3 filed with the Securities and Exchange Commission (the "Commission") on September 25, 2001 (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

          In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. We are also familiar with the proceedings taken by you in connection with the authorization and adoption of the Plan. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

          In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

          We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.
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LATHAM & WATKINS

  Southwest Water Company
  September 26, 2001
  Page 2



          Subject to the foregoing, it is our opinion that the Shares have been duly authorized, and, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement and the Plan, will be validly issued, fully paid and nonassessable.

          We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Validity of Common Stock."

                                 Very truly yours,

                                 /s/ LATHAM & WATKINS